Exhibit 99.1

Unaudited Attributed Financial Information for Tracking Stock Groups

The following tables present Liberty Media Corporation’s (“Liberty” or the “Company”) assets and liabilities as of December 31, 2023 and 2022 and revenue, expenses and cash flows for the years ended December 31, 2023, 2022 and 2021. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Liberty SiriusXM Group, the Liberty Formula One Group (“Formula One Group”), the Liberty Live Group and the Liberty Braves Group (“Braves Group”) (prior to the Split-Off, as defined in note 1), respectively. The Reclassification, as described in note 1, is reflected in the attributed financial statements on a prospective basis from August 3, 2023. The financial information should be read in conjunction with our consolidated financial statements for the year ended December 31, 2023 included in this Annual Report on Form 10-K.

Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Liberty SiriusXM Group, the Formula One Group, the Liberty Live Group and the Braves Group (prior to the Split-Off, as defined in note 1), our tracking stock capital structure does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries are each responsible for our respective liabilities. Holders of Liberty SiriusXM common stock, Liberty Formula One common stock and Liberty Live common stock are holders of our common stock and are subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty SiriusXM common stock, Liberty Formula One common stock and Liberty Live common stock does not affect the rights of our creditors.

SUMMARY ATTRIBUTED FINANCIAL DATA

Liberty SiriusXM Group

Summary Balance Sheet Data:

	December 31,	December 31,
	2023	2022

	amounts in millions
Cash and cash equivalents	$306	362
Investments in affiliates, accounted for using the equity method	$715	823
Intangible assets not subject to amortization	$25,051	25,051
Intangible assets subject to amortization, net	$1,014	1,101
Total assets	$29,901	30,479
Deferred revenue	$1,195	1,321
Long-term debt, including current portion	$11,137	13,143
Deferred tax liabilities	$2,245	2,054
Attributed net assets	$10,165	8,759
Noncontrolling interest	$3,026	3,138

Summary Statement of Operations Data:

	Years ended December 31,
	2023	2022	2021

	amounts in millions
Revenue	$8,953	9,003	8,696
Cost of Sirius XM Holdings services (1)	$(4,209)	(4,130)	(3,968)
Subscriber acquisition costs	$(359)	(352)	(325)
Other operating expenses (1)	$(322)	(285)	(265)
Selling, general and administrative expense (1)	$(1,534)	(1,638)	(1,598)
Impairment, restructuring and acquisition costs, net of recoveries	$(66)	(68)	(20)
Operating income (loss)	$1,808	1,919	1,917
Interest expense	$(538)	(511)	(495)
Share of earnings (losses) of affiliates, net	$108	67	(253)
Gains (losses) on dilution of investment in affiliate	$(6)	10	152
Income tax (expense) benefit	$(237)	(467)	(74)
Net earnings (loss) attributable to noncontrolling interests	$202	210	276
Earnings (loss) attributable to Liberty stockholders	$829	1,292	599
(1)	Includes stock-based compensation expense as follows:

	Years ended December 31,
	2023	2022	2021

	amounts in millions
Cost of Sirius XM Holdings services	$45	46	45
Other operating expenses	46	39	36
Selling, general and administrative expense	112	124	134
	$203	209	215

Formula One Group

Summary Balance Sheet Data:

	December 31,	December 31,
	2023	2022

	amounts in millions
Cash and cash equivalents	$1,408	1,733
Investments in affiliates, accounted for using the equity method	$41	34
Intangible assets not subject to amortization	$3,956	3,956
Intangible assets subject to amortization, net	$2,858	3,163
Total assets	$10,267	11,016
Long-term debt, including current portion	$2,906	2,947
Attributed net assets	$6,419	6,910

Summary Statement of Operations Data:

	Years ended December 31,
	2023	2022	2021

	amounts in millions
Revenue	$3,222	2,573	2,136
Cost of Formula 1 revenue	$(2,240)	(1,750)	(1,489)
Selling, general and administrative expense (1)	$(316)	(288)	(210)
Operating income (loss)	$297	173	40
Interest expense	$(214)	(149)	(123)
Share of earnings (losses) of affiliates, net	$(4)	—	23
Unrealized gains (losses) on intergroup interest	$15	54	(90)
Realized and unrealized gains (losses) on financial instruments, net	$42	115	(21)
Income tax (expense) benefit	$(27)	311	37
Earnings (loss) attributable to Liberty stockholders	$185	558	(190)
(1)	Includes stock-based compensation of $20 million, $16 million, and $29 million for the years ended December 31, 2023, 2022, and 2021, respectively.

Liberty Live Group

Summary Balance Sheet Data

	December 31,	December 31,
	2023	2022

	amounts in millions
Cash and cash equivalents	$305	NA
Investments in affiliates, accounted for using the equity method	$333	NA
Total assets	$1,162	NA
Long-term debt, including current portion	$1,317	NA
Attributed net assets	$(188)	NA

Summary Statement of Operations Data

	Years ended December 31,
	2023	2022	2021

	amounts in millions
Selling, general and administrative expense (1)	$(11)	NA	NA
Operating income (loss)	$(11)	NA	NA
Share of earnings (losses) of affiliates, net	$22	NA	NA
Income tax (expense) benefit	$38	NA	NA
Earnings (loss) attributable to Liberty stockholders	$(142)	NA	NA
(1)	Includes stock-based compensation of $2 million for the year ended December 31, 2023.

BALANCE SHEET INFORMATION

December 31, 2023

(unaudited)

	Attributed (note 1)
	Liberty		Liberty
	SiriusXM	Formula One	Live	Inter-Group	Consolidated
	Group	Group	Group	Eliminations	Liberty

	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$306	1,408	305	—	2,019
Trade and other receivables, net	709	123	—	—	832
Other current assets	346	180	—	—	526
Total current assets	1,361	1,711	305	—	3,377
Investments in affiliates, accounted for using the equity method (note 1)	715	41	333	—	1,089

Property and equipment, at cost	3,105	973	—	—	4,078
Accumulated depreciation	(1,860)	(135)	—	—	(1,995)
	1,245	838	—	—	2,083

Intangible assets not subject to amortization
Goodwill	15,209	3,956	—	—	19,165
FCC licenses	8,600	—	—	—	8,600
Other	1,242	—	—	—	1,242
	25,051	3,956	—	—	29,007
Intangible assets subject to amortization, net	1,014	2,858	—	—	3,872
Other assets	515	863	524	(162)	1,740
Total assets	$29,901	10,267	1,162	(162)	41,168

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable) (note 4)	$62	(63)	1	—	—
Accounts payable and accrued liabilities	1,474	535	1	—	2,010
Current portion of debt (note 1)	1,074	36	70	—	1,180
Deferred revenue	1,195	247	—	—	1,442
Other current liabilities	71	32	8	—	111
Total current liabilities	3,876	787	80	—	4,743
Long-term debt (note 1)	10,063	2,870	1,247	—	14,180
Deferred income tax liabilities (note 3)	2,245	3	—	(162)	2,086
Other liabilities	526	188	—	—	714
Total liabilities	16,710	3,848	1,327	(162)	21,723
Equity / Attributed net assets	10,165	6,419	(188)	—	16,396
Noncontrolling interests in equity of subsidiaries	3,026	—	23	—	3,049
Total liabilities and equity	$29,901	10,267	1,162	(162)	41,168

BALANCE SHEET INFORMATION

December 31, 2022

(unaudited)

	Attributed (note 1)
	Liberty
	SiriusXM	Formula One	Braves	Inter-Group	Consolidated
	Group	Group	Group	Eliminations	Liberty

	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$362	1,733	151	—	2,246
Trade and other receivables, net	669	123	45	—	837
Other current assets	523	167	78	—	768
Total current assets	1,554	2,023	274	—	3,851
Intergroup interests (note 1)	282	219	—	(501)	—
Investments in affiliates, accounted for using the equity method (note 1)	823	34	95	—	952

Property and equipment, at cost	2,957	516	1,008	—	4,481
Accumulated depreciation	(1,840)	(108)	(278)	—	(2,226)
	1,117	408	730	—	2,255

Intangible assets not subject to amortization
Goodwill	15,209	3,956	176	—	19,341
FCC licenses	8,600	—	—	—	8,600
Other	1,242	—	124	—	1,366
	25,051	3,956	300	—	29,307
Intangible assets subject to amortization, net	1,101	3,163	24	—	4,288
Other assets	551	1,213	54	(7)	1,811
Total assets	$30,479	11,016	1,477	(508)	42,464

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable) (note 4)	$7	—	(7)	—	—
Accounts payable and accrued liabilities	1,405	396	55	—	1,856
Current portion of debt (note 1)	1,543	61	75	—	1,679
Deferred revenue	1,321	347	105	—	1,773
Other current liabilities	68	29	5	—	102
Total current liabilities	4,344	833	233	—	5,410
Long-term debt (note 1)	11,600	2,886	467	—	14,953
Deferred income tax liabilities (note 3)	2,054	—	54	(7)	2,101
Redeemable intergroup interests (note 1)	—	223	278	(501)	—
Other liabilities	584	139	151	—	874
Total liabilities	18,582	4,081	1,183	(508)	23,338
Equity / Attributed net assets	8,759	6,910	294	—	15,963
Noncontrolling interests in equity of subsidiaries	3,138	25	—	—	3,163
Total liabilities and equity	$30,479	11,016	1,477	(508)	42,464

STATEMENT OF OPERATIONS INFORMATION

December 31, 2023

(unaudited)

	Attributed (note 1)
	Liberty		Liberty
	SiriusXM	Formula One	Live	Braves	Consolidated
	Group	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Sirius XM Holdings revenue	$8,953	—	—	—	8,953
Formula 1 revenue	—	3,222	—	—	3,222
Other revenue	—	—	—	350	350
Total revenue	8,953	3,222	—	350	12,525
Operating costs and expenses, including stock-based compensation (note 2):
Cost of Sirius XM Holdings services (exclusive of depreciation shown separately below):
Revenue share and royalties	2,895	—	—	—	2,895
Programming and content	618	—	—	—	618
Customer service and billing	476	—	—	—	476
Other	220	—	—	—	220
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	—	2,240	—	—	2,240
Subscriber acquisition costs	359	—	—	—	359
Other operating expenses	322	—	—	274	596
Selling, general and administrative	1,534	316	11	69	1,930
Depreciation and amortization	624	369	—	37	1,030
Impairment, restructuring and acquisition costs, net of recoveries	66	—	—	1	67
Litigation settlements, net of recoveries	31	—	—	—	31
	7,145	2,925	11	381	10,462
Operating income (loss)	1,808	297	(11)	(31)	2,063
Other income (expense):
Interest expense	(538)	(214)	(10)	(20)	(782)
Share of earnings (losses) of affiliates, net	108	(4)	22	12	138
Unrealized gain/(loss) on intergroup interests	68	15	—	(83)	—
Realized and unrealized gains (losses) on financial instruments, net	(215)	42	(153)	3	(323)
Gains (losses) on dilution of investment in affiliate	(6)	—	2	—	(4)
Other, net	43	75	(30)	5	93
	(540)	(86)	(169)	(83)	(878)
Earnings (loss) before income taxes	1,268	211	(180)	(114)	1,185
Income tax (expense) benefit (note 3)	(237)	(27)	38	3	(223)
Net earnings (loss)	1,031	184	(142)	(111)	962
Less net earnings (loss) attributable to the noncontrolling interests	202	(1)	—	—	201
Net earnings (loss) attributable to Liberty stockholders	$829	185	(142)	(111)	761

STATEMENT OF OPERATIONS INFORMATION

December 31, 2022

(unaudited)

	Attributed (note 1)
	Liberty
	SiriusXM	Formula One	Braves	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Sirius XM Holdings revenue	$9,003	—	—	9,003
Formula 1 revenue	—	2,573	—	2,573
Other revenue	—	—	588	588
Total revenue	9,003	2,573	588	12,164
Operating costs and expenses, including stock-based compensation (note 2):
Cost of Sirius XM Holdings services (exclusive of depreciation shown separately below):
Revenue share and royalties	2,802	—	—	2,802
Programming and content	604	—	—	604
Customer service and billing	497	—	—	497
Other	227	—	—	227
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	—	1,750	—	1,750
Subscriber acquisition costs	352	—	—	352
Other operating expenses	285	—	434	719
Selling, general and administrative	1,638	288	105	2,031
Depreciation and amortization	611	362	71	1,044
Impairment, restructuring and acquisition costs, net of recoveries	68	—	6	74
	7,084	2,400	616	10,100
Operating income (loss)	1,919	173	(28)	2,064
Other income (expense):
Interest expense	(511)	(149)	(29)	(689)
Share of earnings (losses) of affiliates, net	67	—	32	99
Unrealized gain/(loss) on intergroup interests	(19)	54	(35)	—
Realized and unrealized gains (losses) on financial instruments, net	471	115	13	599
Gains (losses) on dilution of investment in affiliate	10	—	—	10
Other, net	32	58	20	110
	50	78	1	129
Earnings (loss) before income taxes	1,969	251	(27)	2,193
Income tax (expense) benefit (note 3)	(467)	311	(8)	(164)
Net earnings (loss)	1,502	562	(35)	2,029
Less net earnings (loss) attributable to the noncontrolling interests	210	17	—	227
Less net earnings (loss) attributable to the redeemable noncontrolling interests	—	(13)	—	(13)
Net earnings (loss) attributable to Liberty stockholders	$1,292	558	(35)	1,815

STATEMENT OF OPERATIONS INFORMATION

December 31, 2021

(unaudited)

	Attributed (note 1)
	Liberty
	SiriusXM	Formula One	Braves	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Sirius XM Holdings revenue	$8,696	—	—	8,696
Formula 1 revenue	—	2,136	—	2,136
Other revenue	—	—	568	568
Total revenue	8,696	2,136	568	11,400
Operating costs and expenses, including stock-based compensation (note 2):
Cost of Sirius XM Holdings services (exclusive of depreciation shown separately below):
Revenue share and royalties	2,672	—	—	2,672
Programming and content	559	—	—	559
Customer service and billing	501	—	—	501
Other	236	—	—	236
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	—	1,489	—	1,489
Subscriber acquisition costs	325	—	—	325
Other operating expenses	265	—	377	642
Selling, general and administrative	1,598	210	99	1,907
Depreciation and amortization	603	397	72	1,072
Impairment, restructuring and acquisition costs, net of recoveries	20	—	—	20
	6,779	2,096	548	9,423
Operating income (loss)	1,917	40	20	1,977
Other income (expense):
Interest expense	(495)	(123)	(24)	(642)
Share of earnings (losses) of affiliates, net	(253)	23	30	(200)
Unrealized gain/(loss) on inter-group interests	121	(90)	(31)	—
Realized and unrealized gains (losses) on financial instruments, net	(433)	(21)	3	(451)
Gains (losses) on dilution of investment in affiliate	152	—	—	152
Other, net	(60)	14	(1)	(47)
	(968)	(197)	(23)	(1,188)
Earnings (loss) before income taxes	949	(157)	(3)	789
Income tax (expense) benefit (note 3)	(74)	37	(8)	(45)
Net earnings (loss)	875	(120)	(11)	744
Less net earnings (loss) attributable to the noncontrolling interests	276	16	—	292
Less net earnings (loss) attributable to the redeemable noncontrolling interests	—	54	—	54
Net earnings (loss) attributable to Liberty stockholders	$599	(190)	(11)	398

STATEMENT OF CASH FLOWS INFORMATION

December 31, 2023

(unaudited)

	Attributed (note 1)
	Liberty		Liberty
	SiriusXM	Formula One	Live	Braves	Consolidated
	Group	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$1,031	184	(142)	(111)	962
Adjustments to reconcile net earnings to net cash provided by operating activities:				.
Depreciation and amortization	624	369	—	37	1,030
Stock-based compensation	203	20	2	7	232
Non-cash impairment and restructuring costs	26	—	—	—	26
Share of (earnings) loss of affiliates, net	(108)	4	(22)	(12)	(138)
Unrealized (gains) losses on intergroup interests, net	(68)	(15)	—	83	—
Realized and unrealized (gains) losses on financial instruments, net	215	(42)	153	(3)	323
Noncash interest expense	14	6	(1)	1	20
Losses (gains) on dilution of investment in affiliate	6	—	(2)	—	4
Loss (gain) on early extinguishment of debt	(30)	(1)	35	—	4
Deferred income tax expense (benefit)	36	18	(37)	(3)	14
Intergroup tax allocation	177	(176)	—	(1)	—
Intergroup tax (payments) receipts	(121)	122	—	(1)	—
Other charges (credits), net	2	(2)	1	3	4
Changes in operating assets and liabilities
Current and other assets	(45)	46	(5)	(34)	(38)
Payables and other liabilities	(136)	86	5	66	21
Net cash provided (used) by operating activities	1,826	619	(13)	32	2,464
Cash flows from investing activities:
Cash proceeds from dispositions of investments	—	110	1	—	111
Investments in equity method affiliates and debt and equity securities	(50)	(173)	(3)	—	(226)
Repayment of loans and other cash receipts from equity method affiliates and debt and equity securities	1	—	—	—	1
Capital expended for property and equipment, including internal-use software and website development	(650)	(426)	—	(35)	(1,111)
Other investing activities, net	3	(21)	3	—	(15)
Net cash provided (used) by investing activities	(696)	(510)	1	(35)	(1,240)
Cash flows from financing activities:
Borrowings of debt	2,681	—	1,135	30	3,846
Repayments of debt	(3,782)	(70)	(918)	(20)	(4,790)
Settlement of intergroup interests	273	(273)	—	—	—
Subsidiary shares repurchased by subsidiary	(274)	—	—	—	(274)
Cash dividends paid by subsidiary	(65)	—	—	—	(65)
Taxes paid in lieu of shares issued for stock-based compensation	(64)	(9)	—	(1)	(74)
Atlanta Braves Holdings, Inc. Split-Off	—	—	—	(188)	(188)
Reclassification	—	(100)	100	—	—
Other financing activities, net	46	17	—	9	72
Net cash provided (used) by financing activities	(1,185)	(435)	317	(170)	(1,473)
Effect of foreign exchange rates on cash, cash equivalents and restricted cash	—	1	—	—	1
Net increase (decrease) in cash, cash equivalents and restricted cash	(55)	(325)	305	(173)	(248)
Cash, cash equivalents and restricted cash at beginning of period	370	1,733	NA	173	2,276
Cash, cash equivalents and restricted cash at end of period	$315	1,408	305	—	2,028

STATEMENT OF CASH FLOWS INFORMATION

December 31, 2022

(unaudited)

	Attributed (note 1)
	Liberty
	SiriusXM	Formula One	Braves	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$1,502	562	(35)	2,029
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	611	362	71	1,044
Stock-based compensation	209	16	12	237
Non-cash impairment and restructuring costs	65	—	5	70
Share of (earnings) loss of affiliates, net	(67)	—	(32)	(99)
Unrealized (gains) losses on intergroup interests, net	19	(54)	35	—
Realized and unrealized (gains) losses on financial instruments, net	(471)	(115)	(13)	(599)
Noncash interest expense	19	5	2	26
Losses (gains) on dilution of investment in affiliate	(10)	—	—	(10)
Loss (gain) on early extinguishment of debt	(21)	(14)	—	(35)
Deferred income tax expense (benefit)	329	(306)	(10)	13
Intergroup tax allocation	91	(109)	18	—
Intergroup tax (payments) receipts	(80)	72	8	—
Other charges (credits), net	10	(1)	1	10
Changes in operating assets and liabilities
Current and other assets	80	(87)	(10)	(17)
Payables and other liabilities	(327)	203	1	(123)
Net cash provided (used) by operating activities	1,959	534	53	2,546
Cash flows from investing activities:
Subsidiary initial public offering proceeds returned from (invested in) trust account	—	579	—	579
Cash proceeds from dispositions of investments	66	53	48	167
Cash (paid) received for acquisitions, net of cash acquired	(136)	—	—	(136)
Investments in equity method affiliates and debt and equity securities	(1)	(52)	(5)	(58)
Return of investment in equity method affiliates	1	9	28	38
Repayment of loans and other cash receipts from equity method affiliates and debt and equity securities	2	—	—	2
Capital expended for property and equipment, including internal-use software and website development	(426)	(291)	(18)	(735)
Other investing activities, net	1	96	—	97
Net cash provided (used) by investing activities	(493)	394	53	(46)
Cash flows from financing activities:
Borrowings of debt	3,150	2,884	155	6,189
Repayments of debt	(3,553)	(3,564)	(309)	(7,426)
Repayment of initial public offering proceeds to subsidiary shareholders	—	(579)	—	(579)
Settlement of intergroup interests	78	(64)	(14)	—
Liberty stock repurchases	(358)	(37)	—	(395)
Subsidiary shares repurchased by subsidiary	(647)	—	—	(647)
Cash dividends paid by subsidiary	(249)	—	—	(249)
Taxes paid in lieu of shares issued for stock-based compensation	(147)	24	—	(123)
Other financing activities, net	24	67	(9)	82
Net cash provided (used) by financing activities	(1,702)	(1,269)	(177)	(3,148)
Net increase (decrease) in cash, cash equivalents and restricted cash	(236)	(341)	(71)	(648)
Cash, cash equivalents and restricted cash at beginning of period	606	2,074	244	2,924
Cash, cash equivalents and restricted cash at end of period	$370	1,733	173	2,276

STATEMENT OF CASH FLOWS INFORMATION

December 31, 2021

(unaudited)

	Attributed (note 1)
	Liberty
	SiriusXM	Formula One	Braves	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$875	(120)	(11)	744
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	603	397	72	1,072
Stock-based compensation	215	29	12	256
Non-cash impairment and restructuring costs	24	—	—	24
Share of (earnings) loss of affiliates, net	253	(23)	(30)	200
Unrealized (gains) losses on intergroup interests, net	(121)	90	31	—
Realized and unrealized (gains) losses on financial instruments, net	433	21	(3)	451
Noncash interest expense	15	1	—	16
Losses (gains) on dilution of investment in affiliate	(152)	—	—	(152)
Loss (gain) on early extinguishment of debt	83	(3)	—	80
Deferred income tax expense (benefit)	(12)	(41)	12	(41)
Intergroup tax allocation	9	(5)	(4)	—
Intergroup tax (payments) receipts	(2)	(5)	7	—
Other charges (credits), net	(15)	(3)	20	2
Changes in operating assets and liabilities
Current and other assets	(59)	(2)	(43)	(104)
Payables and other liabilities	(255)	145	(1)	(111)
Net cash provided (used) by operating activities	1,894	481	62	2,437
Cash flows from investing activities:
Subsidiary initial public offering proceeds returned from (invested in) trust account	—	(575)	—	(575)
Cash proceeds from dispositions of investments	177	204	2	383
Cash (paid) received for acquisitions, net of cash acquired	(14)	—	—	(14)
Investments in equity method affiliates and debt and equity securities	(73)	(179)	—	(252)
Return of investment in equity method affiliates	1	39	—	40
Repayment of loans and other cash receipts from equity method affiliates and debt and equity securities	12	—	—	12
Capital expended for property and equipment, including internal-use software and website development	(388)	(17)	(35)	(440)
Proceeds from insurance recoveries	225	—	—	225
Other investing activities, net	(4)	(72)	8	(68)
Net cash provided (used) by investing activities	(64)	(600)	(25)	(689)
Cash flows from financing activities:
Borrowings of debt	6,294	—	117	6,411
Repayments of debt	(5,872)	(322)	(93)	(6,287)
Liberty stock repurchases	(500)	(55)	—	(555)
Subsidiary shares repurchased by subsidiary	(1,523)	—	—	(1,523)
Proceeds from initial public offering of subsidiary	—	575	—	575
Cash dividends paid by subsidiary	(58)	—	—	(58)
Taxes paid in lieu of shares issued for stock-based compensation	(106)	(48)	—	(154)
Settlement of intergroup call spread	(384)	384	—	—
Other financing activities, net	(83)	(22)	(2)	(107)
Net cash provided (used) by financing activities	(2,232)	512	22	(1,698)
Effect of foreign exchange rates on cash, cash equivalents and restricted cash	—	(3)	—	(3)
Net increase (decrease) in cash, cash equivalents and restricted cash	(402)	390	59	47
Cash, cash equivalents and restricted cash at beginning of period	1,008	1,684	185	2,877
Cash, cash equivalents and restricted cash at end of period	$606	2,074	244	2,924

Notes to Attributed Financial Information

(unaudited)

(1)	A tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole.

On July 18, 2023, the Company completed the split-off (the “Split-Off”) of its wholly owned subsidiary, Atlanta Braves Holdings, Inc. (“ABH”). The Split-Off was accomplished by a redemption by the Company of each outstanding share of Liberty Braves common stock in exchange for one share of the corresponding series of ABH common stock. ABH is comprised of the businesses, assets and liabilities attributed to the Braves Group immediately prior to the Split-Off, except for the intergroup interests in the Braves Group attributed to the Liberty SiriusXM Group and the Formula One Group, which were settled and extinguished in connection with the Split-Off.

On August 3, 2023, the Company reclassified its then-outstanding shares of common stock into three new tracking stocks — Liberty SiriusXM common stock, Liberty Formula One common stock and Liberty Live common stock, and, in connection therewith, provided for the attribution of the businesses, assets and liabilities of the Company’s remaining tracking stock groups among its newly created Liberty SiriusXM Group, Formula One Group and Liberty Live Group (the “Reclassification”). As a result of the Reclassification, each then-outstanding share of Liberty SiriusXM common stock was reclassified into one share of the corresponding series of new Liberty SiriusXM common stock and 0.2500 of a share of the corresponding series of Liberty Live common stock and each outstanding share of Liberty Formula One common stock was reclassified into one share of the corresponding series of new Liberty Formula One common stock and 0.0428 of a share of the corresponding series of Liberty Live common stock.

Each of the Split-Off and the Reclassification were intended to be tax-free to stockholders of the Company, except with respect to the receipt of cash in lieu of fractional shares. The Split-Off and the Reclassification are reflected in the Company’s consolidated financial statements and these attributed financial statements on a prospective basis.

While the Liberty SiriusXM Group, Formula One Group and Liberty Live Group have separate collections of businesses, assets and liabilities attributed to them, no group is a separate legal entity and therefore cannot own assets, issue securities or enter into legally binding agreements. Holders of tracking stock have no direct claim to the group's stock or assets and therefore, do not own, by virtue of their ownership of a Liberty tracking stock, any equity or voting interest in a public company, such as Sirius XM Holdings Inc. (“Sirius XM Holdings”), in which Liberty holds an interest and that is attributed to a Liberty tracking stock group, the Liberty SiriusXM Group. Holders of tracking stock are also not represented by separate boards of directors. Instead, holders of tracking stock are stockholders of the parent corporation, with a single board of directors and subject to all of the risks and liabilities of the parent corporation.

As of December 31, 2023, the Liberty SiriusXM Group is primarily comprised of Liberty’s interest in Sirius XM Holdings, corporate cash, Liberty’s 3.75% Convertible Senior Notes due 2028, Liberty’s 2.75% Exchangeable Senior Debentures due 2049 and a margin loan obligation incurred by a wholly-owned special purpose subsidiary of Liberty. In April 2021, the Liberty SiriusXM Group paid approximately $384 million to the Formula One Group to settle its obligation under the call spread with respect to the shares of Live Nation Entertainment, Inc. (“Live Nation”) attributed to the Liberty SiriusXM Group. As of December 31, 2023, the Liberty SiriusXM Group has cash and cash equivalents of approximately $306 million, which includes $216 million of subsidiary cash.

As of December 31, 2023, the Formula One Group is primarily comprised of Liberty’s interest in Formula 1, cash and Liberty’s 2.25% Convertible Senior Notes due 2027. In April 2021, the Formula One Group received approximately $384 million from the Liberty SiriusXM Group to settle the call spread with respect to the shares of Live Nation attributed to the Liberty SiriusXM Group. As of December 31, 2023, the Formula One Group has cash and cash equivalents of approximately $1,408 million, which includes $1,002 million of subsidiary cash.

As of December 31, 2023, the Liberty Live Group is primarily comprised of Liberty’s interest in Live Nation, cash, certain public and private assets previously attributed to the Formula One Group, Liberty’s 2.375% Exchangeable Senior Debentures due 2053, Liberty’s 0.5% Exchangeable Senior Debentures due 2050 and a

Notes to Attributed Financial Information (Continued)

(unaudited)

margin loan obligation incurred by a wholly-owned special purpose subsidiary of Liberty. As of December 31, 2023, the Liberty Live Group had cash and cash equivalents of approximately $305 million.

Prior to the Split-Off, the Braves Group was primarily comprised of Braves Holdings, LLC, which indirectly owns the Atlanta Braves Major League Baseball Club (“ANLBC” or the “Braves”), certain assets and liabilities associated with the Braves’ stadium (the “Stadium”) and a mixed-use development around the Stadium that features retail, office, hotel and entertainment opportunities (the “Mixed-Use Development”) and corporate cash.

As of December 31, 2021, 6,792,903 notional shares representing an 11.0% intergroup interest in the Braves Group were held by the Formula One Group, 2,292,037 notional shares representing a 3.7% intergroup interest in the Braves Group were held by the Liberty SiriusXM Group and 5,271,475 notional shares representing a 2.2% intergroup interest in the Formula One Group were held by the Liberty SiriusXM Group.

The intergroup interests represented quasi-equity interests which were not represented by outstanding shares of common stock; rather, the Formula One Group and Liberty SiriusXM Group had attributed interests in the Braves Group, which were generally stated in terms of a number of shares of Liberty Braves common stock, and the Liberty SiriusXM Group also had an attributed interest in the Formula One Group, which was generally stated in terms of a number of shares of Liberty Formula One common stock. Each reporting period, the notional shares representing the intergroup interests were marked to fair value. The changes in fair value were recorded in the Unrealized gain (loss) on intergroup interests line item in the unaudited attributed consolidated statements of operations.

The Braves Group intergroup interests attributable to the Formula One Group and the Liberty SiriusXM Group were reflected in the Investment in intergroup interests line item, and the Braves Group liabilities for the intergroup interests were reflected in the Redeemable intergroup interests line item in the unaudited attributed consolidated balance sheets. Similarly, the Formula One Group intergroup interest attributable to the Liberty SiriusXM Group was reflected in the Investment in intergroup interests line item, and the Formula One Group liability for the intergroup interest was reflected in the Redeemable intergroup interests line item in the unaudited attributed consolidated balance sheets. Both accounts were presented as noncurrent, as cash settlement of the intergroup interests was not required. Appropriate eliminating entries were recorded in the Company’s consolidated financial statements.

During September 2022, the Formula One Group and the Braves Group paid approximately $64 million and $14 million, respectively, to the Liberty SiriusXM Group to settle a portion of the intergroup interests in the Formula One Group and Braves Group held by the Liberty SiriusXM Group, as a result of the repurchase of a portion of Liberty’s 1.375% Cash Convertible Senior Notes due 2023 (the “Convertible Notes”), as described in note 9 to the accompanying consolidated financial statements..

During March 2023, the Formula One Group paid approximately $202 million to the Liberty SiriusXM Group to settle a portion of the intergroup interest in the Formula One Group held by the Liberty SiriusXM Group, as a result of the repurchase of a portion of the Convertible Notes, as described in note 9 to the accompanying consolidated financial statements. On July 12, 2023, the Formula One Group paid approximately $71 million to the Liberty SiriusXM Group to settle and extinguish the remaining intergroup interest in the Formula One Group held by the Liberty SiriusXM Group.

In connection with the Split-Off, the intergroup interests in the Braves Group attributed to the Liberty SiriusXM Group and Formula One Group were settled and extinguished through the attribution, to the respective tracking stock group, of ABH Series C common stock on a one-for-one basis equal to the number of notional shares representing the intergroup interest. On July 19, 2023, the shares of ABH Series C common stock attributed to the Formula One Group to settle and extinguish the intergroup interest in connection with the Split-Off were distributed on a pro rata basis to holders of Liberty Formula One common stock. During November 2023, Liberty exchanged the shares of ABH Series C common stock attributed to the Liberty SiriusXM Group with a third party to satisfy certain debt obligations attributed to the Liberty SiriusXM Group.

On December 11, 2023, Liberty entered into definitive agreements, subject to the terms thereof, to redeem each outstanding share of its Liberty SiriusXM common stock in exchange for a number of shares of common stock of a newly formed entity (the “Liberty Sirius XM Holdings Split-Off”), Liberty Sirius XM Holdings Inc.

Notes to Attributed Financial Information (Continued)

(unaudited)

(“Liberty Sirius XM Holdings”) equal to the Exchange Ratio (as defined in the Reorganization Agreement, dated as of December 11, 2023, by and among Liberty, Liberty Sirius XM Holdings and Sirius XM Holdings (the “Reorganization Agreement”)). The Exchange Ratio will be calculated prior to the effective time of the redemption and is estimated to be approximately 8.4 shares of Liberty Sirius XM Holdings common stock. Liberty Sirius XM Holdings will be comprised of the businesses, assets and liabilities attributed to the Liberty SiriusXM Group. The Liberty Sirius XM Holdings Split-Off is intended to be tax-free to holders of Liberty SiriusXM common stock (except with respect to cash received in lieu of fractional shares) and the completion of the Liberty Sirius XM Holdings Split-Off will be subject to various conditions, including the receipt of opinions of tax counsel. On December 11, 2023, Liberty also entered into an Agreement and Plan of Merger, pursuant to which a wholly owned subsidiary of Liberty Sirius XM Holdings (“Merger Sub”) will merge with and into Sirius XM Holdings, with Sirius XM Holdings surviving the merger as a wholly owned subsidiary of Liberty Sirius XM Holdings (the “Merger” and, together with the Liberty Sirius XM Holdings Split-Off, the “Transactions”), subject to the satisfaction of certain conditions. The Merger is dependent and conditioned on the approval and completion of the Liberty Sirius XM Holdings Split-Off, and the Merger will not be completed unless the Liberty Sirius XM Holdings Split-Off is completed. If the Liberty Sirius XM Holdings Split-Off is completed, the Merger will also be completed. Subject to the satisfaction of the conditions, the Company expects to complete the Transactions early in the third quarter of 2024.

For information relating to investments in affiliates accounted for using the equity method and debt, see notes 7 and 9, respectively, of the accompanying consolidated financial statements.

(2)	Cash compensation expense for our corporate employees is allocated among the Liberty SiriusXM Group, the Formula One Group, the Liberty Live Group and the Braves Group (prior to the Split-Off) based on the estimated percentage of time spent providing services for each group. On an annual basis estimated time spent is determined through an interview process and a review of personnel duties unless transactions significantly change the composition of companies and investments in either respective group which would require a timelier reevaluation of estimated time spent. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Stock compensation related to each tracking stock is calculated based on actual awards outstanding.

While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(3)	We have accounted for income taxes for the Liberty SiriusXM Group, the Formula One Group, the Liberty Live Group and the Braves Group (prior to the Split-Off) in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the respective groups.

Notes to Attributed Financial Information (Continued)

(unaudited)

Liberty SiriusXM Group

Income tax benefit (expense) consists of:

	Years ended December 31,
	2023	2022	2021

	amounts in millions
Current:
Federal	$(143)	(95)	(36)
State and local	(58)	(43)	(50)
Foreign	—	—	—
	(201)	(138)	(86)
Deferred:
Federal	(45)	(289)	(73)
State and local	9	(40)	85
Foreign	—	—	—
	(36)	(329)	12
Income tax benefit (expense)	$(237)	(467)	(74)

Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 21% for the years ended December 31, 2023, 2022 and 2021 as a result of the following:

	Years ended December 31,
	2023	2022	2021

	amounts in millions
Computed expected tax benefit (expense)	$(266)	(413)	(200)
State and local income taxes, net of federal income taxes	(66)	(67)	(56)
Foreign income taxes, net of foreign tax credit	8	5	—
Income tax reserves	28	12	140
Taxable dividends, net of dividends received deductions	(1)	(7)	(11)
Federal tax credits	95	25	55
Change in valuation allowance affecting tax expense	25	(35)	(30)
Change in tax rate	(1)	6	—
Stock-based compensation	(22)	15	24
Non-deductible executive compensation	(12)	(15)	(12)
Non-taxable gain / non-deductible (loss)	(32)	8	(8)
Intergroup Interest	14	(4)	23
Other, net	(7)	3	1
Income tax benefit (expense)	$(237)	(467)	(74)

Notes to Attributed Financial Information (Continued)

(unaudited)

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31,
	2023	2022

	amounts in millions
Deferred tax assets:
Tax loss and credit carryforwards	$375	507
Other accrued liabilities	215	217
Investments	—	163
Accrued stock compensation	57	67
Deferred revenue	42	45
Other future deductible amounts	5	3
Deferred tax assets	694	1,002
Valuation allowance	(88)	(113)
Net deferred tax assets	606	889
Deferred tax liabilities:
Intangible assets	2,574	2,610
Fixed assets	233	304
Investments	28	—
Discount on debt	16	29
Deferred tax liabilities	2,851	2,943
Net deferred tax liabilities	$2,245	2,054

Liberty Formula One Group

Income tax benefit (expense) consists of:

	Years ended December 31,
	2023	2022	2021

	amounts in millions
Current:
Federal	$31	36	6
State and local	1	(7)	(1)
Foreign	(41)	(24)	(9)
	(9)	5	(4)
Deferred:
Federal	(40)	(24)	(47)
State and local	—	—	1
Foreign	22	330	87
	(18)	306	41
Income tax benefit (expense)	$(27)	311	37

Notes to Attributed Financial Information (Continued)

(unaudited)

Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 21% for the years ended December 31, 2023, 2022 and 2021 as a result of the following:

	Years ended December 31,
	2023	2022	2021

	amounts in millions
Computed expected tax benefit (expense)	$(44)	(53)	33
State and local income taxes, net of federal income taxes	2	(5)	—
Foreign income taxes, net of foreign tax credit	3	22	34
Change in valuation allowance affecting tax expense	(5)	338	(105)
Change in tax rate	—	—	146
Stock-based compensation	6	11	11
Non-deductible executive compensation	(3)	(6)	(5)
Non-taxable gain / non-deductible (loss)	(3)	3	(68)
Intergroup interest	3	11	(17)
Other, net	14	(10)	8
Income tax benefit (expense)	$(27)	311	37

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31,
	2023	2022

	amounts in millions
Deferred tax assets:
Tax loss and credit carryforwards	$666	650
Other accrued liabilities	15	10
Accrued stock compensation	10	12
Discount on debt	5	—
Deferred tax assets	696	672
Valuation allowance	(8)	(3)
Net deferred tax assets	688	669
Deferred tax liabilities:
Intangible Assets	4	50
Fixed assets	79	8
Investments	—	19
Deferred tax liabilities	83	77
Net deferred tax (assets) liabilities	$(605)	(592)

Notes to Attributed Financial Information (Continued)

(unaudited)

Liberty Live Group

Income tax benefit (expense) consists of:

	Years ended December 31,
	2023	2022	2021

	amounts in millions
Current:
Federal	$1	NA	NA
State and local	—	NA	NA
Foreign	—	NA	NA
	1	NA	NA
Deferred:
Federal	37	NA	NA
State and local	—	NA	NA
Foreign	—	NA	NA
	37	NA	NA
Income tax benefit (expense)	$38	NA	NA

Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 21% for the years ended December 31, 2023, 2022 and 2021 as a result of the following:

	Years ended December 31,
	2023	2022	2021

	amounts in millions
Computed expected tax benefit (expense)	$38	NA	NA
State and local income taxes, net of federal income taxes	1	NA	NA
Other, net	(1)	NA	NA
Income tax benefit (expense)	$38	NA	NA

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31,
	2023	2022

	amounts in millions
Deferred tax assets:
Tax loss and credit carryforwards	$21	NA
Investments	123	NA
Intangible assets	6	NA
Discount on debt	17	NA
Deferred tax assets	167	NA
Valuation allowance	—	NA
Net deferred tax assets	167	NA
Net deferred tax liabilities	$(167)	NA

Notes to Attributed Financial Information (Continued)

(unaudited)

Braves Group

Income tax benefit (expense) consists of:

	Years ended December 31,
	2023	2022	2021

	amounts in millions
Current:
Federal	$—	(18)	4
State and local	—	—	—
Foreign	—	—	—
	—	(18)	4
Deferred:
Federal	4	14	(10)
State and local	(1)	(4)	(2)
Foreign	—	—	—
	3	10	(12)
Income tax benefit (expense)	$3	(8)	(8)

Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 21% for the years ended December 31, 2023, 2022 and 2021 as a result of the following:

	Years ended December 31,
	2023	2022	2021

	amounts in millions
Computed expected tax benefit (expense)	$23	5	1
State and local income taxes, net of federal income taxes	(1)	(4)	(2)
Stock-based compensation	—	—	1
Intergroup interest	(17)	(7)	(6)
Other, net	(2)	(2)	(2)
Income tax benefit (expense)	$3	(8)	(8)

Notes to Attributed Financial Information (Continued)

(unaudited)

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31,
	2023		2022

	amounts in millions
Deferred tax assets:
Tax loss and credit carryforwards	$	NA	13
Other accrued liabilities		NA	29
Accrued stock compensation		NA	2
Other future deductible amounts		NA	13
Deferred tax assets		NA	57
Valuation allowance		NA	—
Net deferred tax assets		NA	57
Deferred tax liabilities:
Intangible assets		NA	36
Fixed assets		NA	59
Investments		NA	5
Deferred revenue		NA	11
Deferred tax liabilities		NA	111
Net deferred tax liabilities	$	NA	54

(4)	The intergroup balances as of December 31, 2023 and December 31, 2022 also include the impact of the timing of certain tax benefits which are subject to the tracking stock tax sharing policies.
(5)	The Liberty SiriusXM common stock, Liberty Formula One common stock and Liberty Live common stock have voting and conversion rights under our restated charter. Following is a summary of those rights. Holders of Series A common stock of each group are entitled to one vote per share, and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group are entitled to 1/100th of a vote per share in certain limited cases and are otherwise not be entitled to vote. In general, holders of Series A and Series B common stock vote as a single class. In certain limited circumstances, the board of directors may elect to seek the approval of the holders of only Series A and Series B Liberty SiriusXM common stock, only Series A and Series B Liberty Formula One common stock, or only Series A and Series B Liberty Live common stock.

At the option of the holder, each share of Series B common stock of each group will be convertible into one share of Series A common stock of the same group. At the discretion of our board of directors, the common stock related to one group may be converted into common stock of the same series that is related to another other group.